EXHIBIT 99.3


November 6, 2002



ROHN Industries, Inc.
6718 W. Plank Road
P.O. Box 2000
Peoria, Illinois 61604



     Re:  $53,000,000 Credit Facility / Eighth Amendment to Credit Agreement
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          and Amendment to Forbearance Agreement
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Ladies and Gentlemen:

This letter is delivered to you in connection with the Credit Agreement dated as of March 8, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among ROHN INDUSTRIES, INC., a Delaware corporation (the "Parent"), each of the Parent's domestic Subsidiaries, as borrowers (together with the Parent, collectively, the "Borrowers" and each a "Borrower"), the Parent and each of the Parent's domestic Subsidiaries, as Guarantors, the financial institutions that are or may from time to time become parties hereto, as lenders (together with their respective successors and assigns, the "Lenders" and each a "Lender"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in its individual capacity, "LaSalle", and in its capacity as administrative agent for the Lenders, the "Administrative Agent"), and NATIONAL CITY BANK, a national banking association, as syndication agent for the Lenders (in its individual capacity, "NCB", and in its capacity as syndication agent for the Lenders, the "Syndication Agent" and together with the Administrative Agent, the "Agents"). Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Credit Agreement. In connection with, and in consideration of the agreements contained in the Credit Agreement, the Credit Parties agree with the Agents as follows:

     1. Documents Related to Sale of ROHN Industries, Inc. The Credit Parties hereby acknowledge and agree that the Credit Parties shall deliver to the Agents, on or before December 1, 2002, an asset disposition plan (the "Plan") regarding a possible sale of the Parent, in form and substance reasonably satisfactory to the Required Lenders, to include, without limitation, information related to the sale of all or substantially all of the assets of the Parent. Additionally, the Credit Parties hereby acknowledge and agree that failure to deliver to the Agents the items required herein shall constitute an Event of Default under
          Section 12.1(D)(i) of the Credit Agreement.



     2. Independent Tax Review. The Credit Parties hereby acknowledge and agree that clauses (iii)(b), (iii)(c), (iii)(d) and (iii)(e) of the definition of "Borrowing Base" in the Credit Agreement shall not be effective until an independent third party, acceptable to the Agents, reviews and validates the expected tax refunds to the Parent upon the sale or disposition of its assets in one or more of its Subsidiaries. The Credit Parties further hereby acknowledge and agree that, until such independent third party reviews and validates such expected tax refunds, clause (iii)(a) of the definition of "Borrowing Base" in the Credit Agreement shall be effective until January 31, 2003.

If the foregoing is in accordance with your understanding, please execute and return this letter to us.

Very truly yours,


LASALLE BANK NATIONAL ASSOCIATION


By:     /s/ James Simpson
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Title:  Vice President



NATIONAL CITY BANK


By:     /s/ Timothy T. Fogerty
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Title:  Senior Vice President

Accepted and Agreed to
as of November __, 2002:

ROHN INDUSTRIES, INC.
ROHN INSTALLATION SERVICES, INC.
ROHN ENCLOSURES, INC.
ROHN, INC.
ROHN PRODUCTS, INC.
ROHN CONSTRUCTION, INC.
FOLDING CARRIER CORP.
ROHN FOREIGN HOLDINGS, INC.
UNR REALTY, INC.


By:     /s/ Alan R. Dix
      -------------------------------
Title:  Vice President